UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2020, U.S. Gold Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 357,143 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an offering price of $5.60 per share, for gross proceeds of approximately $2.0 million before the deduction of placement agent fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-217860), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2017 and was declared effective by the Commission on May 16, 2017 (the “Registration Statement”), and a related prospectus. The Company currently intends to use these proceeds for working capital purposes.

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, for each share of Common Stock purchased in the Offering, a common warrant to purchase one share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable six months following the initial exercise date and terminate five years following issuance. The Common Warrants have an exercise price of $7.00 per share and are exercisable to purchase an aggregate of up to 357,143 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Until the earlier of (i) the date that less than 25% of the shares of 0% Series G Convertible Preferred Stock (the “Series G Preferred Stock”) issued at the closing of the Offering remain outstanding or (ii) August 31, 2020, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for our common stock (the “Common Stock Equivalents”) at a price per share less than the conversion price of the Series G Preferred Stock or the exercise price of the Common Warrants without the consent of the Purchasers, subject to certain exemptions. We also agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalent for a period of 60 days following the closing of the Offering; provided, however, that the foregoing prohibition will terminate in the event that the consolidated closing price of Common Stock has been at least $7.00 for ten consecutive trading days. In addition, we agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock Equivalents involving a variable rate transaction, as defined in the Purchase Agreement, until such time as no Purchaser holds any of the Common Warrants.

The closing of the Offering and the Private Placement is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or around March 31, 2020. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Offering, on March 29, 2020, the Company also entered into an exchange agreement with holders of shares of the Company’s 0% Series F Convertible Preferred Stock (the “Series F Preferred Stock”) pursuant to which 127 shares of the Company’s Series F Preferred Stock are to be exchanged for 127 shares of the Series G Preferred Stock (such exchange, together with transactions contemplated under the Purchase Agreement, the “Transactions”). The exchange will be made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act. The Series G Preferred Stock will have substantially the same terms as that of the Series F Preferred Stock except the conversion price of the Series G Preferred Stock will be $5.60 per share.

On March 29, 2020, the Company entered into an advisory agreement (the “Advisory Agreement”) with Palladium Capital Advisors, LLC (“Palladium”) in connection with the Offering and the Private Placement for a fixed fee in shares of Common Stock, which shall be valued at the closing price on the date of issuance, with an aggregate value of $135,000 (the “Palladium Shares”). The Palladium Shares are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Palladium has represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act).

The description of terms and conditions of the Purchase Agreement, the Common Warrants and the Exchange Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Advisory Agreement, the Purchase Agreement, the form of Common Warrant and the Exchange Agreement, which are attached hereto as 10.1, 4.1, and 10.2 respectively, and all of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and the Palladium Shares is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2020, the Company expects to file a Certificate of Designations, Preferences and Rights of the Series G Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Nevada amending its Articles of Incorporation to establish the Series G Preferred Stock and the number, relative rights, preferences and limitations thereof. Pursuant to the Certificate of Designations, 127 shares of preferred stock have been designated as Series G Preferred Stock. The Series G Preferred Stock will have substantially the same terms as that of the Series F Preferred Stock except the conversion price of the Series G Preferred Stock will be $5.60.

The terms of the Series G Preferred Stock are more fully set forth in the Certificate of Designations. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 30, 2020, U.S. Gold Corp. issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of 0% Series G Convertible Preferred Stock.
4.1	Form of Common Warrant.
10.1	Purchase Agreement.
10.2	Exchange Agreement.
99.1	Press Release, dated March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer